Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Catamaran Corporation of our report dated February 24, 2012 relating to the financial statements of Catalyst Health Solutions, Inc.,which appears in Catamaran Corporation’s Current Report on Form 8-K dated March 1, 2013. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

McLean, Virginia

March 1, 2013